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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 3, 2002 in the Annual Report on Form 10-K for the year ending May 31, 2002, in RPM Inc.'s Shelf Registration Statement on Form S-3 (No. 333-77028) and Registration Statements on Forms S-8 (Reg. Nos. 33-32794, 1989 Stock Option Plan and 333-35967 and 333-60104, 1996
Stock Option Plan).


                                                 /s/ Ciulla, Smith & Dale, LLP
                                               -------------------------------
                                               Ciulla, Smith & Dale, LLP


August 29, 2002